RELIANCE BANCORP, INC.
                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
                                 (516) 222-9300

October 17, 1997

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Reliance Bancorp, Inc. (the "Company"), the holding company for Reliance Federal Savings Bank (the "Bank"), to be held on November 19, 1997, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York, 11553, at 9:00 a.m.
Eastern time.

The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions which stockholders may have.

There are two matters to be considered at the Annual Meeting. The Board of Directors of the Company has determined that approval of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

Please sign and return the enclosed proxy card promptly in the postage-paid envelope provided. Your cooperation is appreciated since a majority of the common stock must be represented either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your support and interest. We look forward to seeing you at the Annual Meeting.

Sincerely,



Raymond A. Nielsen
President and
Chief Executive Officer

                             RELIANCE BANCORP, INC.
                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 19, 1997
               ---------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Reliance Bancorp, Inc. will be held on November 19, 1997, at 9:00 a.m., Eastern time, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553.

The Annual Meeting is for the purpose of considering and voting upon the following matters:

1. The election of three directors for terms of three years each;
2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1998; and
3. Such other matters as may properly come before the meeting or any adjournments thereof.
         The Board of Directors has established October 10, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Reliance Bancorp, Inc., 585 Stewart Avenue, Garden City, New York 11530, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                            By Order of the Board of Directors


                                            Joseph F. Lavelle
                                            Secretary

Garden City, New York
October 17, 1997

                             RELIANCE BANCORP, INC.
                    ----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                November 19, 1997
                    ----------------------------------------



General Information

         This  proxy  statement  and  the  accompanying  proxy  card  are  being furnished to stockholders of Reliance Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or the "Board") of proxies to be used at the annual meeting of stockholders to be held on November 19, 1997 (the "Annual Meeting"), and at any adjournments thereof. The 1997 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended June 30, 1997, accompanies this proxy statement and proxy card, which are first being mailed to record holders on or about October 17, 1997.

         Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this proxy statement, and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending June 30, 1998.

         Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

         A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and its subsidiary, Reliance Federal Savings Bank (the "Bank"), without additional compensation therefore. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

         The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. There is no cumulative voting for the election of directors.

         The close of business on October 10, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 8,712,455 shares.

         As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors to: (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board to implement and apply the Limit.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under

Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the approval of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information as to those persons who are beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date based solely upon disclosure in certain reports received by the Company regarding such ownership filed with the Company and with the Securities and Exchange Commission, in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                              Number of Shares           Percent
                     Name and Address                          and Nature of               of
Title of Class     of Beneficial Owner                      Beneficial Ownership         Class(1)
--------------     -------------------                      --------------------         --------
 Common Stock    Reliance Federal Savings Bank Employee          817,204                9.38%
                 Stock Ownership Plan ("ESOP") (2)
                 585 Stewart Avenue
                 Garden City, NY 11530

(1) As of the record date there were 8,712,455 shares of common stock outstanding.
(2) A Committee of the Board of Directors has been appointed to administer the ESOP (the "ESOP Committee"). An unrelated third party has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of the Record Date, 223,180 shares of Common Stock in the ESOP have been allocated to participants. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of eight (8) directors unless otherwise designated by the Board of Directors. All the members of the Board of Directors of the Company also presently serve as directors of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominees proposed for election at the Annual Meeting are Messrs. Raymond A. Nielsen, Douglas G. LaPasta and Peter F. Neumann. All nominees named are presently directors of the Company and the Bank. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that either Messrs. R.A. Nielsen, Douglas G. LaPasta and Neumann are unable to serve or declines to serve for any reason, it is intended the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Messrs. R.A. Nielsen, Douglas G. LaPasta and Neumann will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of the nominees proposed by the Board of Directors.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE FOR THE ELECTION OF THE
                     NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with respect to the Nominees, Continuing Directors, and Named Executive Officers

         The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors and certain executive officers, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and each Named Executive Officer (see
"Summary Compensation Table") and all directors and executive officers as a group as of the Record Date.



                                                                                       Shares of
       Name and Principal                                            Expiration     Common Stock      Ownership
   Occupation at Present and                          Director       of Term as        Beneficially  As a Percent
    for the Past Five Years                 Age       Since(1)        Director          Owned(2)       of Class(3)
    -----------------------                 ---       --------        --------          --------       -----------

Nominees

Raymond A. Nielsen (8)                      46       1983            2000           178,606 (6)(7)     1.87%
 President and Chief Executive                                                              (9)(10)
 Officer of the Company and the Bank.

Douglas G. LaPasta (11)                     52       1983            2000            67,995 (4)(5)        *
  Principal of Stonehill Management
  Consultants, a management
  consulting firm.

Peter F. Neumann                            63       1982            2000            87,495 (4)(5)        *
  Retired - President of Bradley Parker,
  Flynn-Neumann, Inc., an insurance agency
  and director of Vicon Industries, Inc.

Continuing Directors

Thomas G. Davis, Jr.                        63       1991            1999            77,062 (4)(5)        *
  Retired President and Director of
  Institutional Mortgage Investors
  Management Corporation, a national
  investment firm involved in the
  purchase of mortgages for pension
  and other types of funds.

Donald LaPasta                              79       1958            1999            78,684 (4)(5)        *
  Retired Chairman of the Board and
  Chief Executive Officer of the Bank.

Raymond L. Nielsen                          71       1961            1998           202,134 (6)(7)    2.11%
  Chairman of the Board and former
  Chief Executive Officer of the
  Company and the Bank.

Conrad J. Gunther, Jr.                      51       1996            1998            17,794 (4)(5)        *
  Vice President of Allied Coverage Corp,
   an independent insurance brokerage

J. William Newby                            69       1979            1998            73,815 (4)(5)        *
  Owner/President of Beacon
  Mortgage Company, a national
  mortgage brokerage and servicing  firm.



                                                         5





                                                                                       Shares of
Name and Principal                                                   Expiration     Common Stock      Ownership
Occupation at Present and                             Director       of Term as        Beneficially  As a Percent
for the Past Five Years                     Age       Since(1)         Director         Owned(2)      of Class(3)
-----------------------                     ---       --------         --------         --------      -----------

Executive Officers Who Are Not Directors

Gerald M. Sauvigne                          44       --              --                89,117 (6)(7)      *
  Executive Vice President and                                                                (9)(10)
  Treasurer of the Company
  and the Bank.

Robert F. Pelosi(12)                        65       --              --                57,478 (6)(7)      *
  Senior Vice President and                                                                      (9)
  Secretary of the Company
  and the Bank.

Joseph F. Lavelle(12)                       46       --              --                41,926 (6)(7)      *
  Senior Vice President Retail                                                                   (9)
  Banking and Secretary of the
  Company and the Bank.

Paul D. Hagan                               35       --              --                42,336 (7)(9)      *
  Senior Vice President and
  Chief Financial Officer of the
  Company  and the Bank.

 John F. Traxler                            49       --              --                54,406 (6)(7)      *
  Vice President and Investment                                                                  (9)
  Officer of the Company
  and the Bank.

All directors and executive officers        --       --              --             1,337,819 (13)   14.02%
  as a group (21 persons)

------------------------

 *  Does not exceed 1.0% of the Company's voting securities.

(1) Includes years of service as a director of the Company's predecessor, the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported.
(3) For purposes of calculating the aggregate ownership percentage, all presently exercisable options have been added to the amount of outstanding common stock as of the Record Date.
(4) Includes 7,866 unvested shares awarded each to Messrs. Davis, Donald LaPasta, Douglas G. LaPasta, Neumann, Newby and 1,241 shares awarded to Mr. Gunther under the 1994 Reliance Federal Savings Bank Recognition and Retention Plan for Outside Directors (the "DRP"). Unvested shares will continue to vest in equal annual installments until March 31, 1999, except for awards to Mr. Gunther which will vest in equal annual installments until March 31, 2001. Each participant presently has voting power as to the shares awarded.
(Footnotes continued on next page)
                                                         6

(5) Includes 39,330 options held by Messrs. Davis, Donald LaPasta, Neumann and Newby each, and 33,330 and 2,242 held by Messrs. Douglas G. LaPasta and Conrad J. Gunther, respectively, under the Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside Directors (the 1994 "Directors' Option Plan") which are currently exercisable. Excludes 4,485 shares subject to options held by Mr. Gunther which are exercisable at a rate of 50% per year commencing June 19, 1998. Also includes 6,750 options held by Messrs. Davis, Donald LaPasta, Douglas LaPasta, Neumann, Newby and Gunther under the Reliance Bancorp, Inc. 1996 Stock Option Plan for Outside Directors (the "1996 Directors' Option Plan") which are currently exercisable. Excludes 6,750 shares subject to options held by Messrs. Davis, Donald LaPasta, Douglas LaPasta, Neumann, Newby and Gunther which become exercisable January 1, 1998.
(6)  Includes 38,954,  38,954;  9,936; 7,866; 4,968 and 6,210 of unvested shares awarded to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi, Lavelle and Traxler, respectively, under the Reliance Federal Savings Bank Recognition and Retention Plan for Officers and Employees (the "MRP"). Unvested shares will continue to vest in equal installments annually until March 31, 1999, with the exception of 24,954 shares held by Messrs. R.L. Nielsen and R.A. Nielsen which vest in equal annual installments until November 9, 1999. Each participant presently has voting power as to the shares awarded.
(7)  Includes 63,150;  58,150;  33,534; 23,598; 14,283; 14,283 and 21,735 shares subject to options held by Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler, respectively, under the Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan (the "1994 Stock Option Plan") which are currently exercisable. Excludes 62,100; 62,100; 22,356; 15,732; 9,522; 9,522 and 14,490, respectively, of shares subject to option which become exercisable at a rate of 50.0% per year commencing March 31, 1998. Also includes 20,300; 20,300; 20,300; 13,200; 13,200; 13,200 and
     7,050 shares subject to options held by Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler, respectively, under the Reliance Bancorp, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan") which are currently exercisable. Excludes 11,300; 11,300; 11,300; 7,050; 7,050; 7,050 and 7,050, respectively, of shares subject to option which become exercisable January 1, 1998.
(8)  Raymond A. Nielsen is the son of Raymond L. Nielsen.
(9)  Includes 7,880;  7,880;  6,763;  5,330; 3,539 and 6,096 shares beneficially owned by  Messrs.  R.A.  Nielsen,  Sauvigne,  Pelosi,  Lavelle,  Hagan  and
     Traxler, respectively, under the Reliance Federal Savings Bank Employee Stock Ownership Plan (the "ESOP").
(10) Includes 10,386 and 635 shares beneficially owned by Messrs. R.A. Nielsen and Sauvigne, respectively, under the Reliance Federal Savings Bank Supplemental Executive Retirement Plan (the "SERP"). (11) Douglas G. LaPasta is the nephew of Donald LaPasta. (12) Effective August 29, 1997, Mr. Pelosi retired from the Bank and the Company and Mr. Lavelle was appointed Secretary of the Bank and the Company. (13) Excludes a total of 266,961 and 196,200, respectively, shares subject to unvested options awarded under the 1994 Stock Option Plan and 1996 Stock Option Plan. Includes a total of 367,261 unvested shares awarded under the MRP and DRP, as to which voting may be directed.

Meetings of the Board and Committees of the Board

         The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. The Board of Directors of the Company meets quarterly and may have additional meetings as needed. During fiscal 1997, the Board of Directors of the Company held 16 meetings. All of the directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such director served during fiscal 1997. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

         Audit Committee. The Audit Committee of the Company consists of Messrs. Newby, Donald LaPasta and Davis all of whom are outside directors. This committee meets on a quarterly basis and may have additional meetings as necessary. The committee meets with the internal and independent auditors to review the plans and reports of such auditors. The Audit Committee met six times in fiscal 1997.

     Nominating Committee. The Company's Nominating Committee for the 1997 Annual Meeting consisted of Messrs. R. L. Nielsen, Donald LaPasta, Davis, Gunther and Newby. The Committee considers and recommends the nominees for Director to stand for election at the Company's annual meeting of stockholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of Directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met on June 18, 1997.

         Compensation/Benefits Committee. The Joint Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Neumann, Newby, Donald LaPasta, Douglas G. LaPasta, Davis and Gunther. The Compensation Committee establishes guidelines for the level of compensation and to review incentive compensation programs for executive officers. The Compensation Committee met five times in fiscal 1997.

     Proxy Committee. The Proxy Committee of the Company consists of Messrs. R.L. Nielsen, Neumann and Newby. The Proxy Committee serves as proxy for stockholders solicited by the Board of Directors for voting at annual meetings or other meetings of stockholders. The Proxy Committee met once in fiscal 1997.

Directors' Compensation

         Directors' Fees. Each outside director of the Company receives an annual retainer of $10,000, except for the Chairman of the Board who is a salaried officer and receives a salary of $1,667 per month. No additional fees are paid for attending meetings. The annual retainer for outside directors of the Bank is currently $20,000, payable on an annual basis with the exception of the Chairman of the Board who receives an annual salary of $40,000. In addition, each outside director of the Bank receives $1,000 for each meeting attended. Neither the Company nor the Bank pays fees for committee meetings.

         Directors' Consultation and Retirement Plan. The Bank has established the Reliance Federal Savings Bank Outside Directors' Consultation and Retirement Plan (the "Directors' Retirement Plan"). Outside directors of the Bank, who have served the Bank for at least ten years and who have attained the age of at least 70, will be eligible to receive benefits under the Directors' Retirement Plan. Pursuant to such plan, if, within thirty days of retirement, an outside director  agrees  to  provide  consulting  services  to the Bank,  such  outside director shall be paid an annual retirement benefit, in equal monthly installments, equal to the lesser of the number of months such outside director agrees to provide consulting services or ten years. The annual benefit will be based on the outside director's annual retainer fee determined as of the outside director's termination date.

         Directors' Option Plan. The Company maintains the 1994 Directors' Option Plan and the 1996 Directors' Option Plan (collectively "the Directors' Option Plans"), the purposes of which are to promote the growth and profitability of the Bank by providing an incentive in the form of stock options to attract and retain outside directors of the Company and the Bank by encouraging their acquisition of an equity interest in the Company.

         During fiscal 1997, under the 1994 Directors' Option Plan, Mr. Gunther, who became a director as of June 19, 1996, was granted options to purchase 6,727 shares of Common Stock at a price of $15.25, the fair market value of the Common Stock on such date, which vest at a rate of 33 1/3% per year commencing on June 19, 1997.

         Pursuant to the 1996 Directors' Option Plan, outside directors of Reliance Bancorp, Inc. were each granted non-statutory stock options to purchase 6,750 shares of Common Stock on July 17, 1996 and July 1, 1997 at exercise prices of $15.75 and $29.50, respectively, the fair market value of the Common Stock on such dates. In addition, each outside director will be granted non-statutory stock options to purchase 6,750 shares of Common Stock on July 1, 1998, at an exercise price per share equal to the fair market value of the Common Stock on such date. All options granted pursuant to the 1996 Directors' Option Plan become exercisable six months from the date of grant.

         All options granted under the Directors' Option Plans expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director for any reason other than removal for cause, in which case they terminate immediately. Upon death or disability of the participant, retirement from the Board upon reaching mandatory retirement as specified in the Bylaws of the Company or the Bank or in the event of a change of control as defined in the Directors' Option Plans, all options previously granted automatically become exercisable. To satisfy the exercise of an option under the Directors' Option Plans, either authorized but unissued shares or treasury shares may be used.

         Bank Recognition and Retention Plan for Outside Directors. The Bank maintains the DRP as a method of providing directors with a proprietary interest in the Company to encourage them to continue to serve with the Bank. Awards of Common Stock granted to directors vest in equal annual installments at a rate of 20% per year commencing one year from the date of grant. Awards will be 100% vested upon termination of employment or service as a director due to death or disability of the director or following a change in the control of the Bank or the Company. In the event a director otherwise discontinues service on the Board prior to earning all plan shares subject to an award, the directors nonvested awards will be forfeited. When shares become vested and are actually distributed in accordance with the DRP, the recipients will also receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of awards may direct voting of the shares allocated to them.

Executive Compensation

         The following report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation.

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decisions affecting those individuals. The Company and the Bank have a Joint Compensation/Benefits Committee consisting of only disinterested outside directors. In the past, given the limited nature of the operations of the Company, no annual compensation was paid to executive officers of the Company for their services as officers of the Company. For fiscal 1998, the Chairman of the Board will receive compensation of $1,667 per month for services performed for the Company. Accordingly, the following discussion addresses compensation paid by the Bank to executive officers of the Bank. In fulfillment of the SEC requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

         General. The stated purpose of the Compensation Committee is to review the respective compensation philosophy and programs and exercise authority with respect to the payment of direct salaries and incentive compensation to the directors and officers of the Bank and Company and serve as administrator for certain benefit plans of the Bank and Company as may be determined by the Board of Directors. The Compensation Committee periodically reviews and determines the compensation of the Chief Executive Officer and certain other executive officers, and authorizes the compensation paid to the remaining officers and employees.

         Base Salary. All officers' salaries are reviewed annually in June for the upcoming fiscal year. Management prepares its recommendations (for all employees and officers other than the named Executive Officers) and supplies the Compensation Committee with reference materials such as various published compensation surveys and other supporting documentation. Salary levels are designed to be competitive with cash compensation levels paid by peer group institutions. The Bank generally considers its peer group to be thrift institutions and banks with assets between $1.0 billion and $5.0 billion operating within the Mid-Atlantic region, with specific emphasis on the metropolitan New York area and generating a comparable Return on Equity. The peer group used to compare salaries is not necessarily comprised of the same institutions which make up the peer group used in the Stock Performance Graph. Among the published compensation surveys used to determine compensation levels for the Chief Executive Officer/President and other executive officers for the July 1996 salary adjustment were the "1996 SNL Executive Compensation Review" (by SNL Securities), "1995 Executive Compensation Practices in Financial Companies" (by KPMG Peat Marwick), "1995 Compensation for Savings Institutions" (by the Savings and Community Bankers of America), "1995 Northeast Banking Industry Compensation Survey" (by the Community Bankers Association of New York State and KPMG Peat Marwick) and "CEO Compensation in Financial Institutions 1995" (by KPMG Peat Marwick). Evaluations of the executive officers of the Bank and their specific levels of compensation are based on discretionary criteria and no specific formula is utilized to fix annual compensation.

         Short-term Incentive Compensation. The Bank maintains a formal "Incentive Compensation Plan." The Plan is specifically designed to provide a short-term incentive to executive officers and other officers of the Bank in the form of cash payments ("Incentive Compensation"). The Compensation Committee considers the payment of discretionary awards if and when appropriate under the terms of the Plan. Prior to the start of each Fiscal Year, the Committee establishes a "Target Incentive Award" for each Participant, based on that Participant's "Target Incentive Award Category." Each Award is determined by a weighted measurement system containing two components: the Bank's financial performance and the individual officer's performance.

         The financial performance component consists of a variety of factors including, but not limited to, earnings per share and returns on average equity. The Committee determines the weight to be assigned to each factor, and in any given semi-annual Award Period different factors may be emphasized and all factors may not be addressed. Financial performance targets or goals are judged against the Bank's own anticipated performance and the actual experience of the Bank's peers. The Committee makes this performance measure as objective and quantitative as possible, and the Target Incentive Award has been structured so that this component makes up the majority of the award.

         The Compensation Committee of the Bank, which administers the plan, has discretion under the Incentive Compensation Plan to make adjustments in Incentive Compensation awards where circumstances warrant. In addition, the Committee retains the right to include an "Exceptional Performance Component". This component, awarded for exceptional Bank financial performance, may not exceed 120% of the Target Incentive Award. For fiscal 1997, the Company's financial performance was in the areas specified within the Plan and the individual officers' performance, resulted in awards ranging from 68% to 100% of the Target Incentive Award.

         Long-term Incentive Compensation. The long-term incentive compensation portion of the Company's and Bank's compensation program consists of the ESOP, the MRP, and the 1994 Stock Option Plan, all of which were established in conjunction with the Bank's conversion and the Company's initial public stock offering. In addition, during fiscal 1997, the Board of Directors adopted the 1996 Stock Option Plan and granted 283,800 shares of the Company's Common Stock to Officers and Employees. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable either six or twelve months from the date of grant. The ESOP, the 1994 Stock Option Plan, the 1996 Stock Option, and the MRP are designed as an incentive to the executive officers and employees of the Bank and act to align the interests of the officers and employees of the Bank with stockholders. The executive and other officers of the Bank were awarded options/shares under the 1994 Stock Option Plan, the 1996 Stock Option Plan and the MRP which were allocated by the Compensation Committee based upon regulatory practices and policies, the practices of other financial institutions as verified by external surveys, and the executive officer's level of responsibility and contributions to the Bank as determined by the Compensation Committee. The outstanding awards are taken into account in determining annual compensation for the executive officers.

         Chief Executive Officer. On June 20, 1996, Raymond A. Nielsen was elected Chief Executive Officer of the Company and its subsidiary Reliance Federal Savings Bank commencing July 1, 1996. Effective July 1, 1996, Mr. Raymond A. Nielsen was granted a salary increase of 23.0% to bring his annual compensation to $375,000. This salary adjustment and the Incentive Compensation paid to Mr. R.A. Nielsen recognized his election to the Chief Executive Officer position, the significant contributions to the Bank's successful operations and his reputation in the Company's and Bank's marketplace and to maintain his overall compensation at a level competitive with industry peers. In comparison to cash compensation paid to Chief Executive Officers by industry peer groups, Mr. R.A. Nielsen's salary was similar to the average compensation survey relied upon by the Compensation Committee. No specific formula is used in connection with the Committee's decisions regarding the Chief Executive Officer's annual salary nor did the Committee set specified salary levels based on the achievement of particular quantifiable objectives or financial goals of the Bank. Rather, the Committee considered the overall profitability of the Bank and the contributions made to the Bank by the CEO. In addition, Mr. R.A. Nielsen was granted 31,600 shares of the Company's Common Stock in conjunction with the 1996 Stock Option Plan.

      Compensation/Benefits Committee of the Company and Bank.

    Peter F. Neumann (Chairman)                 Douglas G. LaPasta
    Donald LaPasta                              J. William Newby
    Thomas G. Davis, Jr.                        Conrad J. Gunther, Jr.

         Compensation Committee Interlocks and Insider Participation. All of the members of the Compensation Committee -- Messrs. Donald LaPasta, Douglas G. LaPasta, Neumann, Newby Davis and Gunther -- are outside directors of the Company. The SEC further requires disclosure of, among other items, any member of the Compensation Committee who was formerly an officer of the company or any of its subsidiaries. Director Donald LaPasta, member of the Compensation Committees of both the Bank and the Company, was formerly the Chairman of the Board and Chief Executive Officer of the Bank. Mr. LaPasta retired from the Bank on October 1, 1983.

         Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq National Market and Nasdaq Bank Stocks for the period beginning on March 31, 1994, the day the Company's Common Stock began trading, through June 30, 1997.

       Cumulative Total Return Among Reliance Bancorp, Inc. Common Stock,
               CRSP Nasdaq Market Index and CRSP Nasdaq Bank Index
                         March 31, 1994 - June 30, 1997



[THE FOLLOWING WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED DOCUMENT]


                                                SUMMARY
                                                -------
                          3/31/94    6/30/94    6/30/95    6/30/96    6/30/97
                          -------    -------    -------    -------    -------
Reliance Bancorp, Inc.    100.000    123.684    154.003    174.007    337.364
CRSP Nasdaq Market Index  100.000     95.325    127.093    163.357    198.668
CRSP Nasdaq Bank Index    100.000    107.945    121.786    158.824    248.062

Notes:

A. The lines represent index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the interval is not a trading day, the preceding trading day is used.
D.   The index level for all series were set to $100.00 on 3/31/94.

Summary Compensation Table. The following table shows, for the fiscal years ending June 30, 1997, 1996 and 1995, the cash compensation paid, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the other highest paid Executive Officers of the Company and/or the Bank who received an amount in salary and bonus in excess of $100,000 in fiscal 1997.

                                              Annual Compensation                 Long-Term Compensation
                                              -------------------                 ----------------------
                                                                                        Awards               Payouts
                                                                                        ------               -------
                                                                    Other        Restricted   Securities
                                                                    Annual         Stock      Underlying                 All Other
           Name and                                     Bonus    Compensation     Awards       Options/       LTIP     Compensation
        Principal Office          Year   Salary ($)    ($)(1)       ($)(2)        ($)(3)     SARs (#)(4)   Payouts(5)     $ (7)
        ----------------          -----  ----------    ------       ------       ---------   ------------  ----------    ---------
Raymond A. Nielsen                1997      375,000     93,750         --               --        31,600         --        88,982
  President and Chief             1996      305,000     76,250         --               --            --         --        95,062
  Executive Officer               1995      294,558     72,250         --        426,298(6)           --         --        73,896

Gerald M. Sauvigne                1997      175,000     43,750         --               --        31,600         --        11,747
  Executive Vice President        1996      145,000     29,000         --               --            --         --         5,694
  and Treasurer                   1995      137,596     27,000         --               --            --         --            --

Robert F. Pelosi (8)              1997      120,000     24,000         --               --        20,250         --            --
  Senior Vice President           1996      110,000     22,000         --               --            --         --            --
  and Secretary                   1995      107,019     21,000         --               --            --         --            --

Joseph F. Lavelle (8)             1997      107,500     21,500         --               --        20,250         --            --
  Senior Vice President           1996       87,500     13,125         --               --            --         --            --
  Retail Banking and Secretary    1995       80,000     12,000         --               --            --         --            --

Paul D. Hagan                     1997      107,500     18,276         --               --        20,250         --            --
 Senior Vice President and        1996       90,000     13,500         --               --            --         --            --
 Chief Financial Officer          1995       85,000     12,750         --               --            --         --            --

John F. Traxler                   1997      107,500     12,363         --               --        20,250         --            --
  Vice President and              1996      105,000     16,800         --               --            --         --            --
  Investment Officer              1995      101,923     17,000         --               --            --         --            --

(1) Consists of payments under the Bank's Incentive Compensation Plan. See Executive Compensation- Compensation Committee Report.
(2) For fiscal years 1997, 1996 and 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.
(3) Pursuant to the MRP, Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle and Traxler held an aggregate of 38,954; 9,936; 7,866; 4,968 and 6,210 unvested shares of Common Stock, respectively, as of June 30, 1997. The market value of all such shares at June 30, 1997 would have been $1,146,806; $292,516; $231,575 $146,258 and $182,822 for Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle and Traxler, respectively. Unvested shares will continue to vest in equal installments annually until March 31, 1999, with the exception of 24,954 shares held by Mr. R.A. Nielsen which vest in equal annual installments until November 9, 1999. See footnote (6) for discussion of 1995 grant. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination of employment due to death, disability or following a change in control.
(4) Includes options granted under the 1996 Stock Option Plan. Each incentive stock option was granted in tandem with a limited rights, which is exercisable only in the event of a change in control of the Company.

(5) The Bank did not make any payment of long-term incentive plans in fiscal 1997, 1996 and 1995.
(6) Mr. R.A. Nielsen was granted plan share awards of 41,590 shares of Common Stock to vest in equal annual installments of 20% per year commencing on November 9, 1995 pursuant to the MRP. The market price on the date of grant was $10.25 per share.
(7) For fiscal year 1997 amount includes SERP contributions for Messrs. R.A. Nielsen and Sauvigne for the reduction of benefits related to the Bank's ESOP.
(8) Effective August 29, 1997, Mr. Pelosi retired from the Bank and the Company and Mr. Lavelle was appointed Secretary of the Bank and the Company.

     Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler. These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these individuals.

         The Company and Bank have employment agreements with Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler. The Company employment agreements provide for a five-year term for each of Messrs. R.A. Nielsen and Sauvigne and provide for a two-year term for each of Messrs. Pelosi, Lavelle, Hagan and Traxler, except that the term is three years with respect to the obligation to make payments based on termination of employment after a change in control as discussed below. The Bank agreements provide for a three year term for Messrs. R.A. Nielsen and Sauvigne and two year terms for Messrs. Pelosi, Lavelle, Hagan and Traxler. The Bank agreements further provide that commencing on July 1, 1997 and continuing on July 1 of each year thereafter, the Board of Directors of the Bank may, with the consent of the respective employees, extend the employment agreements with the Company and the Bank for an additional year, such that the remaining terms of the respective agreements shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. The employment agreements with the Company provide for automatic daily extensions such that the remaining terms shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors or the employee. The Company and Bank employment agreements provide that Messrs. R.A. Nielsen, Sauvigne, Pelosi, Lavelle, Hagan and Traxler will receive annual base salaries of $425,000, $205,000, $125,000 $120,000, $135,000, and $109,000,
respectively, which will be reviewed annually by the Board. In addition to the base salary, the Company and Bank employment agreements provide for, among other things, disability payments, participation in retirement plans, stock benefit plans and other compensation plans applicable to executive personnel from time to time. The Company and Bank employment agreements provide for termination by the Bank or the Company for "cause", as defined in such agreements, at any time. In the event the Bank or the Company chooses to terminate the executive's employment for reasons other than a change in control, retirement or for cause or in the event of the executive's resignation from the Bank and the Company subsequent to: (i) the failure to re-elect the executive to his current offices or the extent this executive serves as a director of the Company, failure to renominate or reelect the executive as a director; (ii) a material adverse change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, or a material reduction in benefits or perquisites; (iii) liquidation or dissolution of the Bank or the Company; or
(iv) a breach
of the agreement by the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to receive an aggregate payment amount equal to the amount of the remaining payments (or benefits) that the executive would have earned if he continued his employment with the Bank or Company during the remaining unexpired term of the agreement based on the executive's defined base salary on the date the executive was terminated. Additionally, the Company employment agreement of Messrs. R.A. Nielsen and Sauvigne provide that in the event of their termination of employment, the Company or any of its subsidiaries amend any employee benefit plan maintained by the Company or any of its subsidiaries such that it reduces the benefits payable to the executives that the Company will provide the executive with an economic benefit equal to the amount of any such reduction on an annual basis.

         Under the terms of the Company employment agreements, if termination of employment, whether voluntary or involuntary, follows a "change in control" of the Bank or the Company, as defined in the employment agreements, the executive or, in the event of death, his beneficiary, would be entitled to an aggregate payment equal to the greater of (1) the payments due under the remaining term of the agreement, (2) five times the average annual compensation with respect to Messrs. R.A. Nielsen and Sauvigne or (3) three times the average compensation with respect to Messrs. Pelosi, Lavelle, Hagan and Traxler. Such average annual compensation will be determined, in the case of the Bank employment agreements, over the five most recent taxable years, and, in the case of the Company employment agreements, for the three or two preceding taxable years, whichever is applicable to the term of the respective employment agreement. Such average annual compensation shall include any commissions, bonuses, pension and profit sharing plan benefits, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to the executive in any such years. The Bank and the Company would also continue the executive's life, health, and disability coverage and any dependent that is currently covered by such plans, for the remaining unexpired term of the agreements to the extent allowed by the plans or policies maintained by the Company or Bank from time to time. Payments to the executive under the Bank's employment agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The agreements also provide that the Bank and the Company shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

         In addition, upon a change in control, certain awards of Common Stock and options to purchase Common Stock made to each of the executives under the Company's and Bank's various non-qualified stock based benefit plans would vest immediately. If any amounts payable in connection with any change in control are determined to be "excess parachute payments" under Section 280G of the code resulting in the imposition of the 20% excise tax on such payments under Section 4999 of the code, each officer will receive from the Company an additional amount such that the effect of the imposition of that excise tax is effectively eliminated.

         Stock Option Plan. The Company maintains the 1994 Stock Option Plan and the 1996 Stock Option Plan for the benefit of the officers and employees of the Company and Bank. The following table sets forth all grants of options to purchase Common Stock, under the 1996 Stock Option Plan, to the Named Executives during fiscal 1997 and contains certain information about potential value of these options based upon certain assumptions as to the appreciation of Common Stock over the life of the option. The exercise price of all options granted under the 1996 Stock Option Plan reflected below is the fair market value of the Common Stock as of the date of grant.

                                           Percent of
                             Number of     Total                                        Potential Realizable Value
                           Securities      Options                                        at Assumed Annual Rate
                            underlying    Granted to                                    of Stock Price Appreciation
                            Options/       Employees         Exercise   Expiration          For Option Term
                            Granted     in Fiscal Year        Price        Date            5%                10%
                         ------------- ----------------    ----------  -----------      -------            ------

Raymond A. Nielsen              9,000          2.86%         $15.75       07/17/06     $   89,146         $ 225,913
                               22,600          7.17          $19.375      01/22/07        275,377           697,860
                               ------         -----                                      --------          --------
                               31,600         10.03%                                   $  364,523         $ 923,773

Gerald M. Sauvigne              9,000          2.86%         $15.75       07/17/06     $   89,146         $ 225,913
                               22,600          7.17          $19.375      01/22/07        275,377           697,860
                               ------         -----                                      --------          --------
                               31,600         10.03%                                   $  364,523         $ 923,773

Robert F. Pelosi                6,150          1.95%         $15.75       07/17/06     $   60,916         $ 154,374
                               14,100          4.48          $19.375      01/22/07        171,806           435,391
                               ------          ----                                      --------          --------
                               20,250          6.43%                                   $  232,722         $ 589,764

Joseph F. Lavelle               6,150          1.95%         $15.75       07/17/06     $   60,916         $ 154,374
                               14,100          4.48          $19.375      01/22/07        171,806           435,391
                               ------          ----                                      --------          --------
                               20,250          6.43%                                   $  232,722         $ 589,764

Paul D. Hagan                   6,150          1.95%         $15.75       07/17/06     $   60,916         $ 154,374
                               14,100          4.48          $19.375      01/22/07        171,806           435,391
                               ------          ----                                      --------          --------
                               20,250          6.43%                                   $  232,722         $ 589,764

John F. Traxler                 6,150          1.95%         $15.75       07/17/06     $   60,916         $ 154,374
                               14,100          4.48          $19.375      01/22/07        171,806           435,391
                               ------          ----                                      --------          --------
                               20,250          6.43%                                   $  232,722         $ 589,764




         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options granted under the 1994 Stock Option Plan and the 1996 Stock Option Plan held by the Named Executive Officers as of June 30, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. In fiscal 1997, 35,000 options were exercised by R.A. Nielsen and no other options were exercised by the Named Executive Officers.

                      FISCAL YEAR END OPTION VALUES
                      -----------------------------

                         Number of Securities         Value of Unexercised
                        Underlying Unexercised        In-the- Money Options
                       Options at June 30, 1997       at June 30, 1997
      Name             Exercisable/Unexercisable   Exercisable/Unexercisable
                                  (#)                         ($)(1)
      ----             -------------------------   -------------------------


Raymond A. Nielsen          67,150 / 84,700           1,253,646 / 1,434,693
Gerald M. Sauvigne          42,534 / 44,956             775,111 /   662,070
Robert F. Pelosi            29,748 / 29,832             542,939 /   447,747
Joseph F. Lavelle           20,433 / 23,622             361,855 /   327,024
Paul D. Hagan               20,433 / 23,622             361,855 /   327,024
John F. Traxler             27,885 / 28,590             506,722 /   423,602


(1) Market Value of underlying securities at fiscal year-end ($29.44) minus the exercise or base prices of $10.00, $15.75 and $19.375 per share.

         Pension Plan. The Bank maintains the Reliance Federal Savings Bank Retirement Plan (the "Pension Plan"), for the benefit of the employees of the Bank. The Pension is a noncontributory defined benefit pension plan. All employees over the age of 21 who have worked 1,000 hours at the Bank for a twelve month period are eligible to participate in the Pension Plan. The Bank annually contributes an amount to the Pension Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with ERISA.

         Upon the attainment of normal retirement age (age 65), a participant is entitled to a retirement benefit in an amount equal to 50.0% of the participant's average annual base wage (determined by using the participant's earnings for the highest five complete consecutive plan years out of the last ten plan years of a participant's employment) multiplied by a ratio, the numerator of which is the number of months of the participant's service, and the denominator of which is 240. Under the Pension Plan, benefits are also payable for termination due to early retirement or death of a married participant. Benefits become vested after a participant completes five years of service. In the case of death, or early retirement occurring on or after attainment of age 60, but after the completion of five years of service, benefits are reduced if they commence prior to age 65.

     Supplemental Executives' Retirement Plan. The Bank maintains the Reliance Federal Savings Bank Supplemental Executives' Retirement Plan (the "SERP"), which is intended to provide an additional retirement benefit to designated executives who are participants in the Bank's tax qualified plans, and whose benefits under such plans are reduced due to the limitations imposed by Section 415 of the Code on the maximum annual benefits and contributions that may be made with regard to such plans and the limitations imposed by Section 401(a)(17) of the Code on the maximum amount of compensation that may be taken into account in determining benefits and contributions with respect to such plans. The SERP is intended to provide a benefit equal to the benefit the participant would have received under the applicable tax qualified plans if the Code's limitations did not apply and the amounts such individuals will actually receive with the application of the Code's limitations.

         The following table sets forth the estimated annual benefits payable under the Pension Plan and SERP described above upon retirement at age 65 in calendar year 1996, expressed in the form of a 10-year certain and continuous annuity, for the average annual earnings and years of service classifications specified.

                    Creditable Years of Service at Age 65
    Average
Annual Earnings
    (1)(2)        15          20          25         30         35
               --------    --------    --------   --------   --------
    $25,000    $ 9,375     $ 12,500    $ 12,500   $ 12,500   $ 12,500
     50,000     18,750       25,000      25,000     25,000     25,000
    100,000     37,500       50,000      50,000     50,000     50,000
    150,000     56,250       75,000      75,000     75,000     75,000
    200,000     75,000      100,000     100,000    100,000    100,000
    250,000     93,750      125,000     125,000    125,000    125,000
    300,000    112,500      150,000     150,000    150,000    150,000
    350,000    131,250      175,000     175,000    175,000    175,000
    400,000    150,000      200,000     200,000    200,000    200,000
    425,000    159,375      212,500     212,500    212,500    212,500

(1) The covered salary under the Pension Plan is the amounts shown in the column entitled "Salary" in the Summary Compensation Table and does not include amounts shown in the column entitled "Bonus" in such table.
(2) The benefits listed in the retirement benefit table are not subject to Social Security or other offset amounts.

         The following table sets forth the years of certified service (i.e., benefit service) as of the fiscal year ended June 30, 1997, for each of the individuals named in the Summary Compensation Table.
                                                 Credited Service
                                             -----------------------
                                             Years            Months
                                             -----            ------
  Raymond A. Nielsen.................         27                 0
  Gerald M. Sauvigne.................         19                10
  Robert F. Pelosi...................         34                 9
  Joseph F. Lavelle..................         28                 5
  Paul D. Hagan......................          3                 8
  John F. Traxler....................         24                 4

Transactions With Certain Related Persons

         Federal law and regulation require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features; and such law and regulation places limitations on the amounts of certain extensions of credit to executive officers and directors. Although the Company does not currently lend funds to its executive officers and directors, the Bank, from time to time, lends funds to executive officers. The Bank's policy regarding loans to directors and executive officers is in accordance with such requirements. Loans made by the Bank to its directors and executive officers shall be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility. President Raymond A. Nielsen received a short-term extension credit in the amount of $64,000 in connection with withholding taxes relating to MRP shares awarded. Such extension of credit has been subsequently repaid with interest.

         Nielsen and Shoemaker Architects P.C., of which the son of Raymond L. Nielsen is a principal, has been engaged by the Bank on a periodic basis in the past to provide professional services and is currently so engaged for the modernization of multiple branch facilities and installation of automated teller machines. The engagement was approved by the Board of Directors of the Bank and architectural fees paid by the Bank during fiscal year 1997 totalling approximately $67,897 were fixed in accordance with professional standards.

                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended June 30, 1997 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending June 30, 1998 subject to ratification of such appointment by the stockholders.

         Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT
AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION


Stockholder Proposals

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached notice of annual meeting of stockholders, not later than June 19, 1998. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

         The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

         A copy of the Annual Report to Stockholders on Form 10-K, including the consolidated financial statements for the fiscal year ended June 30, 1997, as filed with the SEC, will be furnished without charge to stockholders of record upon written request to Reliance Bancorp, Inc., 585 Stewart Avenue, Garden City, New York 11530.


                         By Order of the Board of Directors



                         -----------------------------
                         Joseph F. Lavelle
                         Secretary



Garden City, New York
October 17, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE
REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY
CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 REVOCABLE PROXY
                             RELIANCE BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 19, 1997

     The undersigned hereby appoints the official proxy committee of the Board of Directors of Reliance Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on November 19, 1997, at 9:00 a.m. Eastern time, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York, and at any and all adjournments as follows:

                                                              With-    For all
                                                       For    hold     Except
1.  The election as directors of all nominees listed   |_|     |_|       |_|
    (except as marked to the contrary below):

           Raymond A. Nielsen, Peter F. Neumann and Douglas G. LaPasta

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


     -----------------------------------------------------------------

                                                           For  Against  Abstain
2.  The ratification of KPMG Peat Marwick as independent   |_|    |_|      |_|
    auditors of Reliance Bancorp, Inc. for the fiscal year ending June 30, 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those names in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
     The stockholder acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated October 17, 1997, and of the Annual Report to Stockholders.


---------------------------                              -------------------
Stockholder Signature                                    Date

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